**STATE *of* DELAWARE**
**CERTIFICATE *of* CORRECTION**
**of a LIMITED LIABILITY COMPANY**
**to be filed pursuant to Section 18-211(a)**

**I.**

The name of the Limited Liability Company is **Premier Fund II, LLC** (the "***Company***").

**II.**

That a Certificate of Formation was filed by the Secretary of State of Delaware on October 3, 2018, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

**III.**

The inaccuracy or defect of said Certificate is that Article I contains a scrivener's error in the name of the Company.

**IV.**

The Certificate is hereby corrected to read as follows:

"**I.**

The name of the limited liability company is **LB 1 LLC** (the "***Company***")."

**In Witness Whereof**, the undersigned has executed this Certificate of Formation this 31st day of October, 2018.

[signature]

Wallace A. Glausi, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:08 PM 10/31/2018
FILED 05:08 PM 10/31/2018
SR 20187422275 - File Number 7085660

# Delaware

The First State

*I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "PREMIER FUND II, LLC", FILED IN THIS OFFICE ON THE THIRD DAY OF OCTOBER, A.D. 2018, AT 3:26 O`CLOCK P.M.*

Jeffrey W. Bullock, Secretary of State

7085660 8100
SR# 20186967854

Authentication: 203551244
Date: 10-04-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:26 PM 10/03/2018
FILED 03:26 PM 10/03/2018
SR 20186967854 - File Number 7085660

**STATE *of* DELAWARE**
**LIMITED LIABILITY COMPANY**
**CERTIFICATE *of* FORMATION**

**I.**

The name of the limited liability company is **Premier Fund II, LLC** (the "***Company***").

**II.**

The address of its registered office in the State of Delaware is 2140 South Dupont Highway, Camden, County of Kent, Delaware 19934. The name of the Company's registered agent at such address is Paracorp Incorporated.

**III.**

The Company shall be managed by one or more managers.

**In Witness Whereof**, the undersigned has executed this Certificate of Formation this 3rd day of October, 2018.

Wallace A. Glausi , Authorized Person